SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 24, 2002
(To Prospectus dated September 24, 2002)


                                  CWMBS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                    CHL Mortgage Pass-Through Trust 2002-21
                                    Issuer

                                 -----------


---------------------------
The Class A-2
Certificates represent
obligations of the trust           The Class A-2 Certificates
only and do not
represent an interest in           o    This supplement relates to the offering of the Class A-2 Certificates of the
or obligation of                        series referenced above. This supplement does not contain complete
CWMBS, Inc.,                            information about the offering of the Class A-2 Certificates. Additional
Countrywide Home                        information is contained in the prospectus supplement dated September 24,
Loans, Inc.,                            2002, prepared in connection with the offering of the offered Certificates of
Countrywide Home                        the series referenced above and in the prospectus of the depositor dated
Loans Servicing LP or                   September 24, 2002. You are urged to read this supplement, the prospectus
any of their affiliates.                supplement and the prospectus in full.

This supplement may be             o    As of March 25, 2004, the Class Certificate Balance of the Class A-2
used to offer and sell the              Certificates was approximately $8,029,800.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.
---------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

April 7, 2004

                               THE MORTGAGE POOL

     As of March 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 212 Mortgage Loans having an aggregate Stated Principal Balance of approximately $88,646,497.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                                        As of March 1, 2004
                                                                                    --------------------------
Total Number of Mortgage Loans...................................................              212
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                0.00%
         60-89 days..............................................................                0.00%
         90+ days or more (excluding pending foreclosures).......................                0.00%
                                                                                                 -----
         Total Delinquencies.....................................................                0.00%
                                                                                                 =====
Foreclosures Pending.............................................................                0.00%
                                                                                                 -----
Total Delinquencies and foreclosures pending.....................................                0.00%

                                                                                                 =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $48.748 billion at December 31, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):



                                                                                10 Month
                                                                               Period Ended
                                                   At February 28 (29),        December 31,             At December 31,
                                               ----------------------------    ------------     ------------------------------
                                                   2000            2001            2001              2002            2003
                                               ------------    ------------    ------------     -------------    -------------
Delinquent Mortgage Loans and
  Pending Foreclosures at
  Period End:
     30-59 days............................           1.36%           1.61%           1.89%             2.11%            2.77%
     60-89 days............................           0.22            0.28            0.39              0.53             1.18%
     90 days or more (excluding
        pending foreclosures)..............           0.16            0.14            0.23              0.35             1.45%
                                               ------------    ------------    ------------     -------------    -------------
          Total of delinquencies                      1.75%           2.03%           2.50%             2.99%            5.41%
                                               ============    ============    ============     =============    =============
Foreclosures pending.......................           0.16%           0.27%           0.31%             0.31%            1.39%
                                               ============    ============    ============     =============    =============
Total delinquencies and
  foreclosures pending.....................           1.91%           2.30%           2.82%             3.31%            6.80%
                                               ============    ============    ============     =============    =============

Net Gains/(Losses) on liquidated loans(1)..    $(3,076,240)    $(2,988,604)    $(5,677,141)     $(10,788,657)    $(16,159,208)
Percentage of Net Gains/(Losses)
  on liquidated loans(1)(2)................        (0.017)%        (0.014)%        (0.022)%          (0.032)%         (0.033)%
Percentage of Net Gains/(Losses)
  on liquidated loans (based on
  average outstanding principal
  balance)(1)..............................        (0.017)%        (0.015)%        (0.023)%          (0.033)%         (0.034)%


     (1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

     (2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                   DESCRIPTION OF THE CLASS A-2 CERTIFICATES

     The Class A-2 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates," " - Interest," and "- Principal".

     As of March 25, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class A-2 Certificates was approximately $8,029,800, evidencing a beneficial ownership interest of approximately 9.06% in the Trust Fund. As of the Certificate Date, the senior certificates had an aggregate principal balance of approximately $84,428,380 and evidenced in the aggregate a beneficial ownership interest of approximately 95.24% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $4,218,117 and evidenced in the aggregate a beneficial ownership interest of approximately 4.76% in the Trust Fund. For additional information with respect to the Class A-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The March 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Tables" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

o scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the basic master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

o the Class Certificate Balance of the Class A-2 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

o interest accrues on the Class A-2 Certificates at the applicable interest rate as described in the prospectus supplement and the excess master servicing fee accrues on each Non-Discount mortgage loan as described in the prospectus supplement,

o distributions in respect of the Class A-2 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

o the closing date of the sale of the Class A-2 Certificates is April 7, 2004,

o the seller is not required to repurchase or substitute for any mortgage loan,

o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement, and

o    no class of certificates becomes a Restricted Class.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 300% of the Prepayment Assumption assumes prepayment rates will be 0.6% per annum in month one, 1.2% per annum in month two, and increasing by 0.6% in each succeeding month until reaching a rate of 18% per annum in month 30 and remaining constant at 18% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.



                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding

Distribution Date                        0%    100%   300%   400%   500%
-----------------                       ---    ----   ----   ----   ----
Initial.............................    100    100    100    100    100
April 2005..........................     88     77     54     42     30
April 2006..........................     76     53     10      0      0
April 2007..........................     63     31      0      0      0
April 2008..........................     49     10      0      0      0
April 2009..........................     34      0      0      0      0
April 2010..........................     18      0      0      0      0
April 2011..........................      1      0      0      0      0
April 2012..........................      0      0      0      0      0
Weighted Average Life (in years)**..   3.88   2.27   1.19   0.97   0.82

--------------------------
(*) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $1,876,630, $100,000 and $1,291,053, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the A-2 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

          Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United

States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). In general, beneficial owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
          Certification).

     o U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus are met.

                                    RATINGS

     The Class A-2 Certificates are currently rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Mortgage Loans (As of
Reference Date)
Total Number of Loans                                      212
Aggregate Principal Balance                           $88,646,497
Average Principal                                       $418,144            $182,380 to $938,315
Weighted Average Mortgage Rate                           6.154%               5.625% to 7.375%
Net Weighted Average Mortgage Rate                       5.895%               5.366% to 7.116%
Weighted Average Original Term (months)                    179                  120 to 180
Weighted Average Remaining Term (months)                   159                   60 to 164
Weighted Average Combined Loan-to-Value Ratio            64.50%               12.25% to 90.00%


                                               MORTGAGE RATES

                                              Number of                 Aggregate
                                              Mortgage               Principal Balance       Percent of
Mortgage Rates(%)                              Loans                   Outstanding          Mortgage Pool
---------------------------------------------------------------------------------------------------------------
5.625                                            1                      $454,608                0.51           %
5.750                                           15                     $6,919,766               7.81
5.875                                           20                     $8,263,079               9.32
6.000                                           65                     $28,171,684             31.78
6.125                                           38                     $15,887,171             17.92
6.250                                           24                     $8,973,621              10.12
6.375                                           14                     $5,892,460               6.65
6.500                                           11                     $4,365,538               4.92
6.625                                            6                     $2,654,429               2.99
6.750                                            9                     $3,830,358               4.32
6.875                                            4                     $1,327,449               1.50
7.000                                            2                      $752,507                0.85
7.250                                            2                      $723,836                0.82
7.375                                            1                      $429,992                0.49
---------------------------------------------------------------------------------------------------------------

Total                                           212                   $88,646,497             100.00           %
---------------------------------------------------------------------------------------------------------------


                                      CURRENT MORTGAGE LOAN PRINCIPAL BALANCES


                                              Number of                 Aggregate
Range of Current Mortgage                     Mortgage               Principal Balance       Percent of
Loan Amounts                                   Loans                   Outstanding          Mortgage Pool
---------------------------------------------------------------------------------------------------------------
$100,000.01 - $200,000.00                         1                        $182,380              0.21          %
$200,000.01 - $300,000.00                         4                      $1,145,218              1.29
$300,000.01 - $400,000.00                       116                     $40,184,300             45.33
$400,000.01 - $500,000.00                        52                     $22,702,547             25.61
$500,000.01 - $600,000.00                        22                     $12,070,027             13.62
$600,000.01 - $700,000.00                         9                      $5,644,636              6.37
$700,000.01 - $800,000.00                         3                      $2,208,116              2.49
$800,000.01 - $900,000.00                         2                      $1,733,858              1.96
$900,000.01 - $1,000,000.00                       3                      $2,775,413              3.13
---------------------------------------------------------------------------------------------------------------

Total                                           212                     $88,646,497            100.00          %
---------------------------------------------------------------------------------------------------------------


                                      DOCUMENTATION PROGRAM FOR MORTGAGE LOANS


                                              Number of                 Aggregate
                                              Mortgage               Principal Balance       Percent of
Type of Program                                Loans                   Outstanding          Mortgage Pool
---------------------------------------------------------------------------------------------------------------
CLUES Plus                                        5                      $1,923,563              2.17          %
Full/Alternative                                 92                     $41,216,653             46.50
No Ratio                                          7                      $3,019,638              3.41
Reduced                                         104                     $40,815,021             46.04
Streamlined                                       4                      $1,671,622              1.89
---------------------------------------------------------------------------------------------------------------

Total                                           212                     $88,646,497            100.00          %
---------------------------------------------------------------------------------------------------------------





                                          ORIGINAL LOAN-TO-VALUE RATIOS


                                              Number of                 Aggregate
Range of Original                             Mortgage               Principal Balance       Percent of
Loan-to-Value Ratios (%)                       Loans                   Outstanding          Mortgage Pool
---------------------------------------------------------------------------------------------------------------
50.00 and below                                  33                     $14,886,241             16.79          %
50.01 - 55.00                                    15                      $6,634,528              7.48
55.01 - 60.00                                    17                      $7,301,497              8.24
60.01 - 65.00                                    19                      $8,581,138              9.68
65.01 - 70.00                                    33                     $13,139,901             14.82
70.01 - 75.00                                    31                     $12,009,736             13.55
75.01 - 80.00                                    60                     $24,538,951             27.68
80.01 - 85.00                                     1                        $320,502              0.36
85.01 - 90.00                                     3                      $1,234,003              1.39
---------------------------------------------------------------------------------------------------------------

Total                                           212                     $88,646,497            100.00          %
---------------------------------------------------------------------------------------------------------------


                                     STATE DISTRIBUTION OF MORTGAGED PROPERTIES


                                              Number of                 Aggregate
                                              Mortgage               Principal Balance       Percent of
State                                          Loans                   Outstanding          Mortgage Pool
---------------------------------------------------------------------------------------------------------------
California                                       79                     $34,038,911             38.40          %
Colorado                                          8                      $3,146,815              3.55
Florida                                          16                      $6,076,696              6.85
Georgia                                           4                      $1,942,286              2.19
Maryland                                          4                      $1,813,727              2.05
New Jersey                                        8                      $2,997,157              3.38
New York                                         16                      $6,281,739              7.09
Pennsylvania                                      6                      $2,629,098              2.97
Texas                                            19                      $7,833,862              8.84
Virginia                                          6                      $2,585,788              2.92
Other (less than 2%)                             46                     $19,300,419             21.77
---------------------------------------------------------------------------------------------------------------

Total                                           212                     $88,646,497            100.00          %
---------------------------------------------------------------------------------------------------------------


                                          PURPOSE OF MORTGAGE LOANS


                                              Number of                 Aggregate
                                              Mortgage               Principal Balance       Percent of
Finance Type                                   Loans                   Outstanding          Mortgage Pool
---------------------------------------------------------------------------------------------------------------
Purchase                                         36                     $15,621,537             17.62          %
Refinance (cash-out)                             58                     $24,204,418             27.30
Refinance (rate/term)                           118                     $48,820,542             55.07
---------------------------------------------------------------------------------------------------------------

Total                                           212                     $88,646,497            100.00          %
---------------------------------------------------------------------------------------------------------------




                                          TYPES OF MORTGAGED PROPERTIES


                                              Number of                 Aggregate
                                              Mortgage               Principal Balance       Percent of
Property Type                                  Loans                   Outstanding          Mortgage Pool
---------------------------------------------------------------------------------------------------------------
2-4 Family                                        1                        $383,714              0.43          %
Hi-rise Condominium                               1                        $497,583              0.56
Low-rise Condominium                              6                      $2,340,050              2.64
Planned Unit Development                         45                     $19,583,394             22.09
Single Family                                   159                     $65,841,755             74.27
---------------------------------------------------------------------------------------------------------------

Total                                           212                     $88,646,497            100.00          %
---------------------------------------------------------------------------------------------------------------


                                               OCCUPANCY TYPES


                                              Number of                 Aggregate
                                              Mortgage               Principal Balance       Percent of
Occupancy Types                                Loans                   Outstanding          Mortgage Pool
---------------------------------------------------------------------------------------------------------------
Investor Property                                 1                        $373,938              0.42          %
Primary Residence                               202                     $84,565,088             95.40
Secondary Residence                               9                      $3,707,471              4.18
---------------------------------------------------------------------------------------------------------------

Total                                           212                     $88,646,497            100.00          %
---------------------------------------------------------------------------------------------------------------


                                             REMAINING TERMS TO MATURITY


                                              Number of                 Aggregate
Remaining Terms to                            Mortgage               Principal Balance       Percent of
Maturity (Months)                              Loans                   Outstanding          Mortgage Pool
---------------------------------------------------------------------------------------------------------------
164                                               1                        $415,599              0.47          %
163                                              70                     $30,330,450             34.22
162                                              79                     $33,056,405             37.29
161                                              17                      $6,822,681              7.70
160                                              10                      $3,751,883              4.23
159                                               4                      $1,512,058              1.71
158                                               7                      $2,951,285              3.33
157                                               2                        $769,676              0.87
156                                               3                      $1,529,494              1.73
155                                               3                      $1,062,138              1.20
154                                               1                        $725,840              0.82
153                                               2                        $885,244              1.00
152                                               1                        $305,012              0.34
151                                               1                        $330,485              0.37
150                                               1                        $402,665              0.45
144                                               1                        $377,639              0.43
140                                               1                        $464,958              0.52
134                                               1                        $380,411              0.43
104                                               1                        $263,652              0.30
102                                               1                        $363,277              0.41
98                                                2                        $926,992              1.05
94                                                1                        $324,501              0.37
88                                                1                        $511,769              0.58
60                                                1                        $182,380              0.21
---------------------------------------------------------------------------------------------------------------

Total                                           212                     $88,646,497            100.00          %
---------------------------------------------------------------------------------------------------------------

                                  EXHIBIT 2


  THE                                                                                                   Distribution Date: 3/25/04
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                              Countrywide Home Loans
            212-815-3236                                 Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                                      Series 2002-21
            212-815-8318



                                                 Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------------------------
                                               Certificate                   Pass                                         Current
                      Class         Rate        Beginning     Through      Principal        Interest          Total       Realized
Class      Cusip    Description     Type         Balance      Rate (%)    Distribution    Distribution    Distribution     Losses
----------------------------------------------------------------------------------------------------------------------------------
A1       12669C5W6    Senior     Fix-30/360   70,515,071.59   5.750000    4,695,202.32     337,884.72     5,033,087.04      0.00
A2       12669C5X4    Senior     Fix-30/360    9,315,940.19   5.750000    1,286,139.90      44,638.88     1,330,778.78      0.00
A3       12669C5Y2    Senior     Fix-30/360   10,000,000.00   5.750000            0.00      47,916.67        47,916.67      0.00
PO       12669C5Z9   Strip PO    Fix-30/360      622,152.92   0.000000       43,442.19           0.00        43,442.19      0.00
AR       12669C6A3    Senior     Fix-30/360            0.00   5.750000            0.00           0.00             0.00      0.00

----------------------------------------------------------------------------------------------------------------------------------

M        12669C6D7    Junior     Fix-30/360    2,116,518.95   5.750000        8,388.55      10,141.65        18,530.20      0.00
B1       12669C6B1    Junior     Fix-30/360      705,820.01   5.750000        2,797.43       3,382.05         6,179.48      0.00
B2       12669C6C9    Junior     Fix-30/360      564,656.01   5.750000        2,237.94       2,705.64         4,943.58      0.00
B3       12669C6Z8    Junior     Fix-30/360      282,328.01   5.750000        1,118.97       1,352.82         2,471.79      0.00
B4       12669C7A2    Junior     Fix-30/360      282,328.01   5.750000        1,118.97       1,352.82         2,471.79      0.00
B5       12669C7B0    Junior     Fix-30/360      283,250.00   5.750000        1,122.62       1,357.24         2,479.86      0.00

----------------------------------------------------------------------------------------------------------------------------------

Totals                                        94,688,065.69               6,041,568.89     450,732.49     6,492,301.38      0.00
----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------
                                            Cumulative
                            Ending           Realized
Class      Cusip            Balance           Losses
------------------------------------------------------
A1       12669C5W6       65,819,869.26         0.00
A2       12669C5X4        8,029,800.29         0.00
A3       12669C5Y2       10,000,000.00         0.00
PO       12669C5Z9          578,710.73         0.00
AR       12669C6A3                0.00         0.00

------------------------------------------------------

M        12669C6D7        2,108,130.40         0.00
B1       12669C6B1          703,022.59         0.00
B2       12669C6C9          562,418.07         0.00
B3       12669C6Z8          281,209.04         0.00
B4       12669C7A2          281,209.04         0.00
B5       12669C7B0          282,127.37         0.15

------------------------------------------------------

Totals                   88,646,496.79         0.15
------------------------------------------------------


  THE                                                                                                   Distribution Date: 3/25/04
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                              Countrywide Home Loans
            212-815-3236                                 Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                                      Series 2002-21
            212-815-8318




                                                 Principal Distribution Detail

------------------------------------------------------------------------------------------------------------------------
                            Original         Beginning       Scheduled                     Unscheduled          Net
                          Certificate       Certificate      Principal      Accretion       Principal        Principal
Class      Cusip            Balance           Balance       Distribution    Principal      Adjustments      Distribution
------------------------------------------------------------------------------------------------------------------------
A1       12669C5W6      231,000,000.00     70,515,071.59    4,695,202.32         0.00            0.00       4,695,202.32
A2       12669C5X4       53,277,000.00      9,315,940.19    1,286,139.90         0.00            0.00       1,286,139.90
A3       12669C5Y2       10,000,000.00     10,000,000.00            0.00         0.00            0.00               0.00
PO       12669C5Z9        1,222,920.30        622,152.92       43,442.19         0.00            0.00          43,442.19
AR       12669C6A3              100.00              0.00            0.00         0.00            0.00               0.00

------------------------------------------------------------------------------------------------------------------------

M        12669C6D7        2,249,000.00      2,116,518.95        8,388.55         0.00            0.00           8,388.55
B1       12669C6B1          750,000.00        705,820.01        2,797.43         0.00            0.00           2,797.43
B2       12669C6C9          600,000.00        564,656.01        2,237.94         0.00            0.00           2,237.94
B3       12669C6Z8          300,000.00        282,328.01        1,118.97         0.00            0.00           1,118.97
B4       12669C7A2          300,000.00        282,328.01        1,118.97         0.00            0.00           1,118.97
B5       12669C7B0          300,979.70        283,250.00        1,122.62         0.00            0.00           1,122.62

------------------------------------------------------------------------------------------------------------------------

Totals                  300,000,000.00     94,688,065.69    6,041,568.89         0.00            0.00       6,041,568.89
------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------
                       Current      Ending            Ending
                      Realized    Certificate      Certificate
Class      Cusip       Losses       Balance           Factor
---------------------------------------------------------------

A1       12669C5W6       0.00    65,819,869.26    0.28493449897
A2       12669C5X4       0.00     8,029,800.29    0.15071795130
A3       12669C5Y2       0.00    10,000,000.00    1.00000000000
PO       12669C5Z9       0.00       578,710.73    0.47322031502
AR       12669C6A3       0.00             0.00    0.00000000000

---------------------------------------------------------------

M        12669C6D7       0.00     2,108,130.40    0.93736345243
B1       12669C6B1       0.00       703,022.59    0.93736345243
B2       12669C6C9       0.00       562,418.07    0.93736345243
B3       12669C6Z8       0.00       281,209.04    0.93736345243
B4       12669C7A2       0.00       281,209.04    0.93736345243
B5       12669C7B0       0.00       282,127.37    0.93736345243

---------------------------------------------------------------

Totals                   0.00    88,646,496.79
---------------------------------------------------------------


  THE                                                                                                   Distribution Date: 3/25/04
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                              Countrywide Home Loans
            212-815-3236                                 Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                                      Series 2002-21
            212-815-8318




                                                Interest Distribution Detail

----------------------------------------------------------------------------------------------------------------------
              Beginning          Pass          Accrued       Cumulative                    Total           Net
             Certificate        Through        Optimal         Unpaid      Deferred       Interest      Prepayment
Class          Balance          Rate (%)       Interest       Interest     Interest         Due        Int Shortfall
----------------------------------------------------------------------------------------------------------------------
A1          70,515,071.59       5.750000      337,884.72         0.00         0.00       337,884.72           0.00
A2           9,315,940.19       5.750000       44,638.88         0.00         0.00        44,638.88           0.00
A3          10,000,000.00       5.750000       47,916.67         0.00         0.00        47,916.67           0.00
PO             622,152.92       0.000000            0.00         0.00         0.00             0.00           0.00
AR                   0.00       5.750000            0.00         0.00         0.00             0.00           0.00

----------------------------------------------------------------------------------------------------------------------

M            2,116,518.95       5.750000       10,141.65         0.00         0.00        10,141.65           0.00
B1             705,820.01       5.750000        3,382.05         0.00         0.00         3,382.05           0.00
B2             564,656.01       5.750000        2,705.64         0.00         0.00         2,705.64           0.00
B3             282,328.01       5.750000        1,352.82         0.00         0.00         1,352.82           0.00
B4             282,328.01       5.750000        1,352.82         0.00         0.00         1,352.82           0.00
B5             283,250.00       5.750000        1,357.24         0.00         0.00         1,357.24           0.00

----------------------------------------------------------------------------------------------------------------------

Totals      94,688,065.69                     450,732.49         0.00         0.00       450,732.49           0.00
----------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------
              Beginning          Unscheduled
             Certificate           Interest         Interest
Class          Balance           Adjustment           Paid
--------------------------------------------------------------
A1          70,515,071.59              0.00        337,884.72
A2           9,315,940.19              0.00         44,638.88
A3          10,000,000.00              0.00         47,916.67
PO             622,152.92              0.00              0.00
AR                   0.00              0.00              0.00
--------------------------------------------------------------
M            2,116,518.95              0.00         10,141.65
B1             705,820.01              0.00          3,382.05
B2             564,656.01              0.00          2,705.64
B3             282,328.01              0.00          1,352.82
B4             282,328.01              0.00          1,352.82
B5             283,250.00              0.00          1,357.24
--------------------------------------------------------------
Totals      94,688,065.69              0.00        450,732.49
--------------------------------------------------------------


  THE                                                                                                   Distribution Date: 3/25/04
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                              Countrywide Home Loans
            212-815-3236                                 Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                                      Series 2002-21
            212-815-8318




                                                        Current Payment Information
                                                            Factors per $1,000

---------------------------------------------------------------------------------------------------------------------------------
                               Original       Beginning Cert.                                         Ending Cert.        Pass
                             Certificate         Notional         Principal          Interest          Notional          Through
Class        Cusip             Balance           Balance         Distribution      Distribution        Balance           Rate (%)
---------------------------------------------------------------------------------------------------------------------------------
A1         12669C5W6       231,000,000.00      305.260050153     20.325551184       1.462704407      284.934498968       5.750000
A2         12669C5X4        53,277,000.00      174.858572995     24.140621699       0.837863996      150.717951296       5.750000
A3         12669C5Y2        10,000,000.00    1,000.000000000      0.000000000       4.791666667    1,000.000000000       5.750000
PO         12669C5Z9         1,222,920.30      508.743633279     35.523318255       0.000000000      473.220315024       0.000000
AR         12669C6A3               100.00        0.000000000      0.000000000       0.000000000        0.000000000       5.750000

---------------------------------------------------------------------------------------------------------------------------------

M          12669C6D7         2,249,000.00      941.093353075      3.729900641       4.509405650      937.363452434       5.750000
B1         12669C6B1           750,000.00      941.093353075      3.729900641       4.509405650      937.363452434       5.750000
B2         12669C6C9           600,000.00      941.093353075      3.729900641       4.509405650      937.363452434       5.750000
B3         12669C6Z8           300,000.00      941.093353075      3.729900641       4.509405650      937.363452434       5.750000
B4         12669C7A2           300,000.00      941.093353075      3.729900641       4.509405650      937.363452434       5.750000
B5         12669C7B0           300,979.70      941.093353075      3.729900641       4.509405650      937.363452433       5.750000

---------------------------------------------------------------------------------------------------------------------------------

Totals                     300,000,000.00      315.626885633     20.138562967       1.502441633      295.488322633
---------------------------------------------------------------------------------------------------------------------------------


  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                              Countrywide Home Loans
            212-815-3236                                 Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                                      Series 2002-21
            212-815-8318




Pool Level Data

Distribution Date                                                                                 3/25/04
Cut-off Date                                                                                       9/1/02
Determination Date                                                                                 3/1/04
Accrual Period 30/360                       Begin                                                  2/1/04
                                            End                                                    3/1/04
Number of Days in 30/360 Accrual Period                                                                30




-------------------------------------------------------------------------------
                             Collateral Information
-------------------------------------------------------------------------------

Group 1
-------

Cut-Off Date Balance                                                                       300,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                           94,688,065.68
Ending Aggregate Pool Stated Principal Balance                                              88,646,496.79

Beginning Aggregate Certificate Stated Principal Balance                                    94,688,065.68
Ending Aggregate Certificate Stated Principal Balance                                       88,646,496.79

Beginning Aggregate Loan Count                                                                        226
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                        14
Ending Aggregate Loan Count                                                                           212

Beginning Weighted Average Loan Rate (WAC)                                                      6.146273%
Ending Weighted Average Loan Rate (WAC)                                                         6.153760%

Beginning Net Weighted Average Loan Rate                                                        5.712219%
Ending Net Weighted Average Loan Rate                                                           5.712462%

Weighted Average Maturity (WAM) (Months)                                                              342

Servicer Advances                                                                                    0.00

Aggregate Pool Prepayment                                                                    5,666,178.84
Pool Prepayment Rate                                                                          52.4557 CPR


  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                              Countrywide Home Loans
            212-815-3236                                 Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                                      Series 2002-21
            212-815-8318




-----------------------------------------------------------------
                     Certificate Information
-----------------------------------------------------------------

Group 1
-------

Senior Percentage                                                                          95.4979430271%
Senior Prepayment Percentage                                                              100.0000000000%

Subordinate Percentage                                                                      4.5020569729%
Subordinate Prepayment Percentage                                                           0.0000000000%



Certificate Account

Beginning Balance                                                                                    0.00

Deposit
Payments of Interest and Principal                                                           6,522,268.93
Liquidation Proceeds                                                                                 0.00
All Other Proceeds                                                                                   0.00
Other Amounts                                                                                        0.00

Total Deposits                                                                               6,522,268.93



Withdrawals
Reimbursement of Servicer Advances                                                                   0.00
Payment of Master Servicer Fees                                                                 16,154.59
Payment of Sub Servicer Fees                                                                    13,812.95
Payment of Other Fees                                                                                0.00
Payment of Insurance Premium(s)                                                                      0.00
Payment of Personal Mortgage Insurance                                                          13,812.95
Other Permitted Withdrawal per the Pooling and Service Agreement                                     0.00
Payment of Principal and Interest                                                            6,492,301.40
                                                                                             ------------

Total Withdrawals                                                                            6,536,081.88

Ending Balance                                                                                       0.00



Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                        3,572.09
Compensation for Gross PPIS from Servicing Fees                                                  3,572.09
Other Gross PPIS Compensation                                                                        0.00
                                                                                                 --------



  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                              Countrywide Home Loans
            212-815-3236                                 Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                                      Series 2002-21
            212-815-8318




Total Net PPIS (Non-Supported PPIS)                                                                 -0.00


Master Servicing Fees Paid                                                                      16,154.59
Sub Servicing Fees Paid                                                                         13,812.95
Insurance Premium(s) Paid                                                                            0.00
Personal Mortgage Insurance Fees Paid                                                           13,812.95
Other Fees Paid                                                                                      0.00
                                                                                                ---------

Total Fees                                                                                      43,780.49




------------------------------------------
        Delinquency Information
------------------------------------------

Group 1


Delinquency                                       30-59 Days       60-89 Days       90+ Days       Totals

Scheduled Principal Balance                             0.00             0.00           0.00         0.00
Percentage of Total Pool Balance                   0.000000%        0.000000%      0.000000%    0.000000%
Number of Loans                                            0                0              0            0
Percentage of Total Loans                          0.000000%        0.000000%      0.000000%    0.000000%

Foreclosure


Scheduled Principal Balance                                                                          0.00
Percentage of Total Pool Balance                                                                0.000000%
Number of Loans                                                                                         0
Percentage of Total Loans                                                                       0.000000%

Bankruptcy

Scheduled Principal Balance                                                                          0.00
Percentage of Total Pool Balance                                                                0.000000%
Number of Loans                                                                                         0
Percentage of Total Loans                                                                       0.000000%



  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                              Countrywide Home Loans
            212-815-3236                                 Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                                      Series 2002-21
            212-815-8318




REO
---

Scheduled Principal Balance                                                                          0.00
Percentage of Total Pool Balance                                                                0.000000%
Number of Loans                                                                                         0
Percentage of Total Loans                                                                       0.000000%

Book Value of all REO Loans                                                                          0.00
Percentage of Total Pool Balance                                                                0.000000%

Current Realized Losses                                                                              0.00
Additional Gains (Recoveries)/Losses                                                                 0.00
Total Realized Losses                                                                                0.00




-------------------------------------------------------
     Subordination/Credit Enhancement Information
-------------------------------------------------------


Protection
                                                                          Original                Current
Bankruptcy Loss                                                         100,000.00             100,000.00
Bankruptcy Percentage                                                    0.033333%              0.112808%
Credit/Fraud Loss                                                     3,000,000.00           1,291,053.35
Credit/Fraud Loss Percentage                                             1.000000%              1.456407%
Special Hazard Loss                                                   3,000,000.00           1,876,629.74
Special Hazard Loss Percentage                                           1.000000%              2.116981%

Credit Support
                                                                          Original                Current

Class A                                                             295,500,020.30          84,428,380.28
Class A Percentage                                                      98.500007%             95.241643%

Class M                                                               2,249,000.00           2,108,130.40
Class M Percentage                                                       0.749667%              2.378132%

Class B1                                                                750,000.00             703,022.59
Class B1 Percentage                                                      0.250000%              0.793063%

Class B2                                                                600,000.00             562,418.07
Class B2 Percentage                                                      0.200000%              0.634450%

Class B3                                                                300,000.00             281,209.04
Class B3 Percentage                                                      0.100000%              0.317225%



  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                              Countrywide Home Loans
            212-815-3236                                 Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                                      Series 2002-21
            212-815-8318





Credit Support                                                            Original                Current
--------------                                                            --------                -------
Class B4                                                                300,000.00             281,209.04
Class B4 Percentage                                                      0.100000%              0.317225%

Class B5                                                                300,979.70             282,127.37
Class B5 Percentage                                                      0.100327%              0.318261%